Board of Directors
Shore Bancshares, Inc.




     We hereby consent to the inclusion of our independent auditors' report dated January 21, 2000, relating to the consolidated financial statements as of December 31, 1999 and 1998 and for the three years ended December 31, 1999 of Talbot Bancshares, Inc. in this Current Report on Form 8-K/A.



                                    Sincerely,

                                    /s/ Stegman & Company
                                    --------------------------
                                    Stegman and Company



Baltimore, Maryland
February 7, 2001

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